UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K
AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  November 4, 2013  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                     (State or other jurisdiction                         (Commission File     IRS Employer
of incorporation)                                      Number)            Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

ITEM 5.01 Changes in Control of Registrant

Equity members of My Pleasure Ltd., the Company's preferred shareholder, entered into a private transaction valued at $18,300,000 with Abraham Blauvelt Ltd. to sell its 500,000,000 preferred shares.

This transaction provides Abraham Blauvelt Ltd. with controlling ownership of AccreditedBiz. Each preferred share provides a single vote similar to the common shares. Therefore, Abraham Blauvelt Ltd. will control fifty-three percent (53%) of the voting majority.

A meeting will occur next week to determine whether Abraham Blauvelt Ltd. will vote in new officers. Shareholders and interested parties are directed to pay attention to official issued press releases, information on www.accreditedbiz.net issued by management, and filings with the Securities and Exchange Commission.

Accredited Business Consolidators Corp. directed My Pleasure Ltd. and Abraham Blauvelt Ltd. to file the appropriate forms with the Securities and Exchange Commission.  Principals from those organizations advised that they are applying for the proper access codes to do so.

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 4, 2013

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Andy William, Vice President and Chief Operating Officer
          web:  www.accreditedbiz.com
          fax:  1-267-371-5168